Exhibit 5.1

January 9, 2007

Puget Energy, Inc.

10885 N.E. 4th Street, Suite 1200

Bellevue, Washington 98004

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as counsel for Puget Energy, Inc. (the “Company”) in connection with the Registration Statement on Form S-3 (the “Registration Statement”), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the offering, as set forth in the prospectus contained in the Registration Statement (the “Prospectus”), of the Company’s shares of common stock, $0.01 par value per share (the “Shares”). The Shares are to be issued from time to time pursuant to the Company’s Amended and Restated Stock Purchase and Dividend Reinvestment Plan (the “Plan”). The Plan replaces and assumes, by amendment and restatement, the Puget Energy, Inc. Amended and Restated Stock Purchase and Dividend Reinvestment Plan that was established in September 2002. We have examined the Registration Statement and such documents and records of the Company and other documents as we have deemed necessary for the purposes of this opinion. Based upon the foregoing, we are of the opinion that upon the happening of the following events:

(a)	the filing and effectiveness of the Registration Statement and any amendments thereof,
(b)

the appropriate issuance and delivery of the Shares to the purchaser or purchasers thereof in accordance with the terms of the Plan, including the due execution by the Company of any certificates representing the Shares and the registration by its registrar of the Shares, and

(c)	the receipt by the Company of the consideration for the Shares in accordance with the terms of the Plan,

the Shares will be duly authorized, validly issued, fully paid and nonassessable.

Puget Energy, Inc.

January 9, 2007

We consent to the filing of this opinion as an exhibit to the Registration Statement and any amendment thereto, including any post-effective amendments. We also consent to the identification of our firm as counsel to the Company in the section of the Prospectus (which is a part of the Registration Statement) entitled “Legal Opinion.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/   Perkins Coie LLP